Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-291086) and Form S-8 (333-257201) of Orchid Island Capital, Inc. (the Company) of our reports dated February 20, 2026, relating to the financial statements, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

BDO USA, P.C.

West Palm Beach, Florida

February 20, 2026